UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2016

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55372	47-1858485
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25731 Commercentre Drive, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 916-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Securities Purchase Agreement dated May 3, 2016 and Promissory Note due December 31, 2016

On May 3, 2016, we entered into a Securities Purchase Agreement (“SPA”) with a single accredited investor (“Investor”) under which we issued and sold to Investor a promissory note in the principal amount of $125,000 (the “Note”). The Note has a maturity date of December 31, 2016 and an original issue discount of $20,000. In addition, we agreed to pay Investor’s expenses in connection with the SPA and issuance of the Note. Accordingly, we received net proceeds from Investor of $100,000, which proceeds were used for investor relation services.

So long as the Note is outstanding, upon any issuance by us of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Note or the Securities Purchase Agreement, then we will notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Note and/or Securities Purchase Agreement. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms interest rates, and original issue discounts.

Interest shall not accrue on the unpaid principal balance of this Note unless an Event of Default occurs. Upon the occurrence of an Event of Default, the outstanding balance of this Note shall bear interest at the lesser of the rate of fifteen percent (15%) per annum. The Note has a prepayment deadline of November 3, 2016. Events of Default under the Note include failure to pay any amounts when due, including on the prepayment deadline, breach of covenants or representations and warranties or upon voluntary bankruptcy or insolvency proceedings.

At any time following the occurrence of an Event of Default, Investor may, by written notice to us, declare all unpaid principal, plus all accrued interest and other amounts due hereunder to be immediately due and payable at the an amount equal to 125% of the outstanding principal amount of the Note at the time of the default (“Mandatory Default Amount”); provided, however, that for an Event of Default for failure to pay the Note in full on the Prepayment Deadline, Investor will not accelerate the Note unless we fail to pay the Mandatory Default Amount (plus all accrued interest from and after the Event of Default) on the Maturity Date.

The foregoing descriptions of the Note and the Securities Purchase Agreement are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 4.1 and Exhibit 10.1, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The issuance was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

4.1	Promissory Note
10.1	Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFIT BRANDS, INC.

(Registrant)

Date: May 10, 2016	By:	/s/ David E. Vautrin .
David E. Vautrin
Chief Executive Officer

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